Exhibit 99.2

Warner Music Group Announces Offering of

$500 Million Senior Secured Notes

NEW YORK, May 18, 2009—Warner Music Group Corp. (NYSE: WMG) today announced that its subsidiary, WMG Acquisition Corp., intends to offer $500 million aggregate principal amount of senior secured notes due 2016 (the “Notes”). WMG Acquisition Corp. will use the net proceeds from the offering to repay a portion of the term loans under its existing senior secured credit facility.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) our ability to consummate the issuance of the Notes, (2) the impact of our substantial leverage on our ability to raise additional capital to fund our operations, on our ability to react to changes in the economy or our industry and on our ability to meet our obligations under our indebtedness, (3) the continued decline in the global recorded music industry and the rate of overall decline in the recorded music industry, (4) current uncertainty in global economic conditions could adversely affect our prospects and our results of operations, (5) our ability to continue to identify, sign and retain desirable talent at manageable costs, (6) the threat posed to our business by piracy of music by means of home CD-R activity, Internet peer-to-peer file-sharing and sideloading of unauthorized content, (7) the significant threat posed to our business and the music industry by organized industrial piracy, (8) the popular demand for particular recording artists and/or songwriters and albums and the timely completion of albums by major recording artists and/or songwriters, (9) the diversity and quality of our portfolio of songwriters, (10) the diversity and quality of our album releases, (11) significant fluctuations in our results of operations and cash flows due to the nature of our business, (12) our involvement in intellectual property litigation, (13) the possible downward pressure on our pricing and profit margins, (14) the seasonal and cyclical nature of recorded music sales, (15) our ability to continue to enforce our intellectual property rights in digital environments, (16) the ability to develop a successful business model applicable to a digital environment, (17) the impact of heightened and intensive competition in the recorded music and music publishing businesses and our inability to execute our business strategy, (18) risks associated with our non-U.S. operations, including limited legal protections of our intellectual property rights and restrictions on the repatriation of capital, (19) the impact of legitimate music distribution on the Internet or the introduction of other new music distribution formats, (20) the reliance on a limited number of online music stores and their ability to significantly influence the pricing structure for online music stores, (21) the impact of rate regulations on our Recorded Music and Music Publishing businesses, (22) the impact of rates on other income streams that may be set by arbitration proceedings on our business, (23) the impact an impairment in the carrying value of goodwill or other intangible and long-lived assets could have on our operating results and shareholder’s equity, (24) risks associated with the fluctuations in foreign currency exchange rates, (25) our ability and the ability of our joint venture partners to operate our existing joint ventures satisfactorily, (26) the enactment of legislation limiting the terms by which an individual can be bound under a “personal services” contract, (27) potential loss of catalog if it is determined that recording artists have a right to recapture recordings under the U.S. Copyright Act, (28) changes in law and government regulations, (29) trends that affect the end uses of our musical compositions (which include uses in broadcast radio and television, film and advertising businesses), (30) the growth of other products that compete for the disposable income of consumers, (31) risks inherent in relying on one supplier for manufacturing, packaging and distribution services in North America and Europe, (32) risks inherent in our acquiring or investing in other businesses including our ability to successfully manage new businesses that we may acquire as we diversify revenue streams within the music industry, (33) the fact that we have engaged in substantial restructuring activities in the past, and may need to implement further restructurings in the future and our restructuring efforts may not be successful, (34) the fact that we are outsourcing certain back office functions, such as IT infrastructure and development, which will make us more dependent upon third parties, (35) the possibility that our owners’ interests will conflict with ours or yours, (36) failure to attract and retain key personnel, and (37) the effects associated with the formation of Live Nation Entertainment. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:

Jill Krutick

212-275-4790

jill.krutick@wmg.com